Exhibit 99.1

reAlpha Tech Corp. to Acquire Naamche to Develop Next-Generation AI Solutions in Real
Estate and Diverse Digital Platforms

Strategic acquisition will bring data science, custom AI/ML technologies and cross-platform development expertise to reAlpha’s existing technology stack

DUBLIN, Ohio. (December 4, 2023) – reAlpha Tech Corp. (“reAlpha” or the “Company”) (Nasdaq: AIRE), a real estate technology company focused on developing, utilizing and commercializing real estate-focused artificial intelligence (“AI”) to drive efficiency, sustainability and growth, announced today that it has entered into definitive agreements to acquire (the “Acquisition”) Naamche, Inc. and Naamche, Inc. Pvt. Ltd. (collectively, “Naamche”), a technology company focused on developing AI-powered solutions for large industries, including real estate. Acquiring Naamche will serve to advance reAlpha’s long-term plan to become a leading AI solutions provider for the real estate industry.

reAlpha will leverage Naamche’s AI, machine learning, data engineering and marketplace creation technologies and capabilities to advance its strategy to deliver innovative real estate AI solutions. This Acquisition will provide reAlpha with a talented team of 25 software engineers, developers, UX designers and creatives to concept, design and implement custom digital products to meet the demand for AI-based real estate technologies. Naamche’s expertise will help expand reAlpha’s product portfolio and bolster its research and development program.

“With the digitization of the global real estate market accelerating at an unprecedented pace, we believe the intersection of real estate and technology has never been more critical,” said Giri Devanur, CEO of reAlpha. “We are excited to bring the company’s experienced leadership, unique capabilities and mutual desire to help lead the real estate industry’s technological revolution. This transaction aligns with our strategy to methodically build and scale an enterprise with best-in-class AI-powered solutions.”

Upon completion of the Acquisition, Naamche’s founder and CEO, Ramesh Pathak, will continue to lead Naamche as President and will report to Mr. Devanur. Naamche will integrate into reAlpha’s larger operational framework, aligning the strengths of both companies.

“Naamche’s capabilities align with reAlpha’s vision to offer a broad spectrum of practical real estate-focused services and AI technologies to its global community,” said Mr. Pathak. “Joining forces with reAlpha’s formidable technology stack, wide distribution network, and access to talent will solidify our position in an increasingly competitive market. Together, we will be better positioned to build a future where real estate owners, investors and operators have the seamless and efficient digital experiences they need wherever they are.”

The Acquisition, which was approved by reAlpha’s Board of Directors, consists of a purchase price that includes a combination of cash and equity, and is contingent upon jurisdictional and customary closing conditions, regulatory review and approval. For additional details concerning the terms of the Acquisition, please reference the Company’s current report on Form 8-K which will be filed with the U.S. Securities and Exchange Commission.

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is a real estate technology company with a mission to develop, utilize and commercialize real-estate focused artificial intelligence to drive efficiency, sustainability and growth. Founded with a focus on short-term rental properties, reAlpha’s strategy involves developing and buying technologies aimed at democratizing access to this asset class. In addition to providing individual investors with access to short-term rentals, reAlpha plans to make some of its technologies available for commercial use on a licensing fee basis, pay-per-use basis or other fee arrangements. For more information about reAlpha, visit www.realpha.com.

About Naamche

Naamche is a provider of Data Science & Analytics, Custom AI/ML, Data Engineering, Cross-Platform Development, and Marketplace Creation solutions for large industries, including real estate. For more on how Naamche is working to set new standards for technology-driven solutions across industries, please visit: www.naamche.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements”. Forward-looking statements include, among other things, statements about: the Acquisition, which is subject to the satisfaction of customary closing conditions and jurisdictional approval; reAlpha’s ability to anticipate the future needs of the short-term rental market; future trends in the real estate, technology and artificial intelligence (“AI”) industries, generally; and reAlpha’s future growth strategy and growth rate. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; reAlpha’s ability to commercialize its developing AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to integrate the business of Naamche into its existing business and the anticipated demand for Naamche’s services; the inability to maintain and strengthen reAlpha’s brand and reputation; the inability to accurately forecast demand for short-term rentals and AI-based real estate focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s U.S. Securities and Exchange Commission (“SEC”) filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media

ICR on behalf of reAlpha

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